Exhibit (17)
FORM OF PROXY CARD
SIGN, DATE AND VOTE ON THE REVERSE SIDE
JOHCM
YOUR VOTE IS IMPORTANT NO
MATTER HOW MANY SHARES
YOU OWN. PLEASE CAST YOUR
PROXY VOTE TODAY!
SHAREHOLDER’S REGISTRATION PRINTED HERE
***BOXES FOR TYPSETTING PURPOSES ONLY***
THIS BOX AND BOX ABOVE ARE NOT PRINTED ON ACTUAL
PROXY BALLOTS. THEY IDENTIFY LOCATION OF WINDOWS ON
OUTBOUND 9X12 ENVELOPES.
1. MAIL your signed and voted proxy back in the postage paid envelope provided 2. ONLINE at vote.proxyonline.com using your proxy control number found below 3. By PHONE when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line 4. By PHONE with a live operator when you call toll-free 1-800-398-1247 Monday through Friday 9 a.m. to 10 p.m. Eastern time
[FUND NAME INSERTED HERE]
A SERIES OF ADVISERS INVESTMENT TRUST
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 2, 2021
The undersigned shareholder of the above named fund (the “Fund”), a series of Advisers Investment Trust (the “Trust”), hereby nominates, constitutes and appoints Toni M. Bugni and Barbara J. Nelligan, and each of them, the attorney, agent and proxy of the undersigned, with full powers of substitution, to vote all the shares of the Fund which the undersigned is entitled to vote at the Meeting of Shareholders of the Trust, on June 2, 2021 at 12:00 p.m., Eastern time, and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present on the proposal set forth below. The Special Meeting of Shareholders will be held virtually and shareholders interested in attending should send an email to attendameeting@astfinanical.com requesting credentials to attend the virtual meeting.
Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-800-398-1247. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.
Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on June 2, 2021. The proxy statement for this meeting is available at:
[PROXY ID NUMBER HERE]
[BAR CODE HERE]
[CUSIP HERE]
92580624_1

https://vote.proxyonline.com/jochm/docs/2021.pdf
FORM OF PROXY CARD
YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.
SIGNATURE (AND TITLE IF APPLICABLE) DATE
SIGNATURE (IF HELD JOINTLY) DATE
[Fund name inserted here]
This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposals if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.
THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.
TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: •
FOR
AGAINST
ABSTAIN
1. To approve an Agreement and Plan of Reorganization (the “Plan of Reorganization”) with respect to the Fund, which provides for the reorganization of the Fund into the corresponding series of JOHCM Funds Trust, as provided in the Plan of Reorganization.
2. To vote upon any other business that may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.
THANK YOU FOR VOTING